UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 16, 2020

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33338	13-2721761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street, Pittsburgh, Pennsylvania		15203-2329
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 432-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 7.01Regulation FD Disclosure

On March 17, 2020, American Eagle Outfitters, Inc. (the “Company”) issued a press release announcing that it is temporarily closing all of its American Eagle and Aerie stores in the United States and Canada effective close of business on March 17, 2020. This is in response to the continued spread of COVID-19 and the guidance of government and public health officials. The closures will remain in place until at least March 27, 2020.

The Company also announced that it is withdrawing the first-quarter 2020 guidance issued on March 4, 2020, as management expects store closures and the impact of COVID-19 to have a material adverse impact on financial results.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the accompanying exhibit, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01Other Events

As previously disclosed, on January 30, 2019, the Company entered into asset-based credit facilities (the “Credit Facilities”) evidenced by, among other documents, an amended and restated credit agreement (the “Credit Agreement”), the material terms of which are described in the section entitled “Credit Facilities” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2020, and incorporated herein by reference.

As of February 1, 2020, the Company was in compliance with the terms of the Credit Agreement and had $7.9 million outstanding in stand-by letters of credit. No loans were outstanding under the Credit Facilities as of February 1, 2020 or at any time throughout Fiscal 2019. On March 16, 2020, the Company provided notice to the lender to borrow $330 million under the Credit Facilities. The current interest rate for borrowings under the Credit Facilities is the one month LIBOR, plus an adjusted spread based on leverage as reflected in the Credit Facilities. The Credit Facilities expire January 30, 2024.

The Company elected to draw down available funds from the Credit Facilities to ensure it maintains ample financial flexibility in light of the spread of novel coronavirus (COVID-19). The Company notes that it had sufficient liquidity prior to taking this action, it has no meaningful maturities due until 2024, and there are currently no plans to deploy the drawn-down funds.

This Current Report on Form 8-K (including the Exhibit hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements concerning COVID-19, are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended February 1, 2020, and in any subsequently-filed quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission and are available on our website and on the Securities and Exchange Commission’s website (www.sec.gov). The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated March 17, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

(Registrant)

Date: March 18, 2020By: /s/ Robert L. Madore

Robert L. Madore

Executive Vice President, Chief Financial Officer

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